Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Approved for American Stock Exchange Listing

    TORONTO, Nov. 5 /CNW/ - Western Goldfields Inc. (TSX:WGI, OTC
BB:WGDFF.OB) today announced that its common shares have been approved for listing on the American Stock Exchange (AMEX).
    The Company's shares are expected to begin trading on the AMEX on
Thursday, November 8, 2007, under the symbol "WGW". Until then, the Company's shares will continue to trade under the symbol WGDFF.OB on the OTC Bulletin
Board.
    Randall Oliphant, Chairman, Western Goldfields, said, "We are very pleased to have received approval for listing on the American Stock Exchange.
Listing on the AMEX represents an important milestone in the Company's corporate development as we seek to grow our business and continue to create value for our shareholders."
    "We expect the listing to bring increased access to our shares within the
US investment community, and will also offer us greater visibility and improved liquidity for our stock."
    This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX.

    Western Goldfields Inc.
    -----------------------
    Western Goldfields is a gold producer focused on completing the expansion of its Mesquite Mine, located in Imperial County, California, and returning the mine to full production by January 2008. With a 2.8 million ounce gold reserve, the Company is the only multi-million ounce US gold reserve not controlled by a major gold company. The Company is fully permitted and fully funded, and estimates average production of 160,000-170,000 ounces of gold annually during the first eight years of mine life. In June 2007, Western
Goldfields announced that its production schedule has been moved ahead by one full quarter, which will bring the company into full production by January
2008. Western Goldfields Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is presently quoted on the OTCBB under the symbol WGDFF.OB. For further details regarding Western Goldfields, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    %CIK: 0001394186

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
info(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com/
    (WGDFF WGI.)

CO:  Western Goldfields Inc.

CNW 17:11e 05-NOV-07